Gratry & Company

Investment Adviser
Code of Ethics

© Copyright 2013, National Regulatory Services. All rights reserved.

6/4/2013 to Current
Table of Contents

1 - Chief Compliance Officer's Designee	3
2 - Definitions	4
3 - Anti-Corruption Practices	5
4 - Compliance Procedures	7
5 - Gifts and Entertainment	9
6 - Interested Transactions	10
7 - Personal Securities Transactions	11
8 - Political Contributions	13
9 - Pre-Clearance	15
10 - Prohibition Against Insider Trading	16
11 - Protecting the Confidentiality of Client Information	19
12 - Records	21
13 - Reporting Violations and Sanctions	22
14 - Rumor Mongering	23
15 - Service as an Officer or Director	25
16 - Short-Term Trading Profits	26
17 - Social Media	27
18 - Standards of Business Conduct	29
19 - Statement of General Policy	30
20 - Whistleblower Policy	32

6/4/2013 to Current

Chief  Compliance Officer's Designee

Unless otherwise specifically noted, Gratry & Company's employees are permitted to submit required reports to Bonnie Daymut on behalf of and for review by Jerome Gratry or Greg Tropf in Mr. Gratry's absence. Mr. Tropf is the Officer appointed as Mr. Gratry's designee.

6/4/2013 to Current

Definitions

For the purposes of this Code, the following definitions shall apply:

●
“Access person” means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund RIA or its control affiliates manage; or is involved in making securities recommendations  to clients that are nonpublic.  Given that Gratry & Company is a small firm both in terms of number of personnel and physical size of the office space, each full-time employee of Gratry & Company will be considered an "Access person" under Gratry & Company's Code of Ethics.

●
“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

●
“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

●
“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Gratry & Company or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless  Gratry & Company or a control affiliate. acts as the investment adviser or principal underwriter for the fund.

●
“Supervised person” means directors, officers and partners of Gratry & Company (or other persons occupying a similar status or performing similar functions); employees of Gratry & Company; and any other person who provides advice on behalf of Gratry & Company and is subject to Gratry & Company's supervision and control.

6/4/2013 to Current

Anti-Corruption Practices

Firms that engage in business activities outside of the United States may be subject to additional laws and regulations, including among others, the U.S. Foreign Corrupt Practices Act of 1977 as amended (the "FCPA") and the U.K. Bribery Act 2010 (the "Bribery Act"). Both these laws make it illegal for U.S. citizens and companies, including their employees, directors, stockholders, agents and anyone acting on their behalf (regardless of whether they are U.S. citizens or companies), to bribe non-U.S. government officials. The Bribery Act is more expansive in that it criminalizes commercial bribery and public corruption, as well as the receipt of improper payments.

General Policy

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. Senior Management has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the firm and company personnel at risk. Therefore, while managers and Senior Management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to promptly report their concerns about potentially illegal conduct as well as violations of our company’s policies to a member of the firm's Senior Management and/or the Chief Compliance Officer.

●	Because of regulatory implications, employees are prohibited from providing anything of value to a foreign government official without first obtaining approval from a designated officer of the firm.
●	Employees are prohibited from making any facilitation payments.
●	Our HR policies ensure that no employee will suffer any adverse consequences for refusing to pay bribes—even if that may result in the loss of business.
●
Employees should contact Jerome Gratry directly with any questions concerning the firm's practices (particularly when there is an urgent need for advice on difficult situations in foreign jurisdictions).

●
To facilitate internal reporting by firm employees, the firm has established an open channel of communications  to the firm's compliance staff as well as anonymous reporting on the Compliance Guardian web site.

●
Internal reports will be handled promptly and discretely, with the overall intent to maintain the anonymity of the individual making the report. When appropriate, investigations of such reports may be conducted by independent personnel.

●	Employees are required to provide annual written certification of his/her commitment to abide by the firm's anti-corruption policy.
●
Employees are required to promptly report to Jerome Gratry any incident or perceived incident of bribery; consistent with our firm's Whistleblower reporting procedures; such reports will be investigated and handled promptly and discretely.

Violations of the firm's anti-corruption policies may result in disciplinary actions

Compliance Procedures

1. Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

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The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

●
The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

●	The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

2. Annual Holdings Report

Every supervised person shall, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted. The Initial and Annual Employee Questionnaire is provided to all employees and new hires annually and upon being hired. All associated persons must complete the report within ten (10) days of receipt and return to the Compliance Officer or designated person for review.

3. Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership ( Gratry & Company will accept Statements and Confirmations with a cover page attestation to meet these requirements):

●
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and  the principal amount (if applicable) of each covered security;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
●	The price of the reportable security at which the transaction was effected;
●	The name of the broker, dealer or bank with or through whom the transaction was effected; and
●	The date the report is submitted by the supervised person.

4. Exempt Transactions

A(n) supervised person need not submit a report with respect to:

●	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

●	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;
●
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Gratry & Company holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

●	Any transaction or holding report if Gratry & Company has only one supervised person, so long as the Firm maintains records of the information otherwise required to be reported.

5. Monitoring and Review of Personal Securities Transactions

Jerome Gratry, or such other individual(s) designated in this Code of Ethics, will monitor and review all reports required under the Code for compliance with Gratry & Company's policies regarding personal securities transactions and applicable SEC rules and regulations.  Jerome Gratry may also initiate inquiries of supervised persons regarding personal securities trading.  Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed Gratry & Company.  Any transactions for any accounts of Jerome Gratry will be reviewed and approved by Greg Tropf, or other designated supervisory person. Jerome Gratry shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations by providing these individuals with the Initial and Annual Employee Questionnaire.

6. Education

As appropriate, Gratry & Company will provide employees with periodic training regarding the Firm's Code of Ethics and related issues to remind employees of their obligations, and amendments and regulatory changes. Documentation  of the training is maintained by Bonnie Daymut on behalf of Jerome Gratry.

7. General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the Chief Compliance Officer or such other individual(s) designated in this Code of Ethics. The Chief Compliance Officer will receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, demotions, suspensions, a monetary fine, or dismissal of the person involved.

6/4/2013 to Current

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Gratry & Company has adopted the policies set forth below to guide supervised persons in this area. In addition, Gratry & Company conform's to Foreside Funds, LLC policies and procedures with regard to the recordkeeping of gifts given and received.

General Policy

Gratry & Company's policy with respect to gifts and entertainment is as follows:

●	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
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Supervised persons should not accept or provide any gifts or favors  that might influence the decisions you or the recipient must make in business transactions involving Gratry & Company, or that others might reasonably believe would influence those decisions;

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Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

●	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

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Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Gratry & Company, including gifts and gratuities with value in excess of $300 per year. (Note: Dually registered representatives  are also subject to reporting of all gifts and a $100 gift threshold based on FINRA's rules and must obtain consent from Jerome Gratry before giving or accepting such gifts from clients and prosptective clients of Gratry & Company and Foreside Funds, LLC.)

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This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Gratry & Company.

●
This gift reporting requirement is for the purpose of helping Gratry & Company monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness  of any gift, please consult

6/4/2013 to Current

Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

●	any direct or indirect beneficial ownership of any securities of such issuer;
●	any contemplated transaction by such person in such securities;
●	any position with such issuer or its affiliates; and
●	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

6/4/2013 to Current

Personal Securities Transactions

General Policy

Gratry & Company has adopted the following principles governing personal investment activities by Gratry & Company's supervised persons:

●	The interests of client accounts will at all times be placed first;
●	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and
●	Supervised persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, as defined herein without the prior written approval of Jerome Gratry who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of Jerome Gratry who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Blackout Periods

No supervised person shall purchase or sell, directly or indirectly, any security on a day during which any client has a pending "buy" or "sell" order in that same security unless and until that order is executed in the same aggregated transaction or the client's trade is executed or withdrawn.

Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

●	any direct or indirect beneficial ownership of any securities of such issuer;
●	any contemplated transaction by such person in such securities;
●	any position with such issuer or its affiliates; and
●	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Short-Term Trading Profits

No supervised person shall profit from the purchase and sale, or sale and purchase, of the same securities of which such person has beneficial ownership within 60 calendar days [and which are held in client accounts].  Any prohibited short-term profits are subject to cancellation with the supervised person being

6/4/2013 to Current

Political Contributions

The SEC adopted the 'Pay-to-Play Rule' which imposes restrictions on political contributions made by investment advisers that seek to manage assets of state and local governments. The rule is intended to prevent undue influence through political contributions and places limits on the amounts of campaign contributions that the investment adviser and/or certain of its employees ('covered associates') can give to state and local officials or candidates that have the ability to award advisory contracts to the Firm.

The following terms apply to Gratry & Company's Political Contributions policy:

"Contribution" is defined as is defined as any gift, subscription, loan, advance, or deposit of money, or anything of value made for (i) the purpose of influencing any election for federal, state, or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by a successful candidate for state or local office.

"Covered Associate" means (i) any general partner, managing member, executive officer of the Firm, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and person who supervises, directly or indirectly, such employee; and (iii) any political action committee ("PAC") controlled by the adviser or by any of its covered associates.

The rule contains three major prohibitions: (1) if the adviser or a covered associate makes a contribution to an official of a government entity who is in a position to influence the award of the government entity's business, the adviser is prohibited from receiving compensation for providing advisory services to that government entity for two years thereafter (otherwise known as a 'timeout" period); (2) an adviser and its “covered associates” are prohibited from engaging in a broad range of fundraising activities for Government Officials or political parties in the localities where the adviser is providing or seeking business from a Government Client; and (3) limits the ability of an adviser and its covered associates to compensate a third party (such as a placement agent) to solicit advisory business or an investment from a Government Client unless the third party is a registered broker-dealer, registered municipal adviser or registered investment adviser.

Importantly, the Rule specifically includes a blanket prohibition that restricts the adviser and its covered associates from doing "anything indirectly which, if done directly" would violate the Rule. This reflects the SEC's concern about indirect payments and puts advisers on notice about the heightened regulatory focus that such practices will receive.

The Rule includes a de minimis exception applicable to the two-year timeout, that allows an adviser's covered associate that is a natural person to contribute: (i) up to $350 to an official per election (with primary and general elections counting separately) if the covered associate was entitled to vote for the official at the time of the contribution; and (ii) up to $150 to an official per election (with primary and general elections counting separately) if the covered associate was not entitled to vote for the official at the time of the contribution.

General Policy

It is Gratry & Company's policy to permit the firm, and its covered associates, to make political contributions to elected officials, candidates and others, consistent with this policy and regulatory requirements. Gratry & Company recognizes that it is never appropriate to make or solicit political contributions, or provide gifts or entertainment for the purpose of improperly influencing the actions of public officials. Accordingly, our firm's policy is to restrict certain political contributions made to government officials and candidates of state and state political subdivisions who can influence or have the authority for hiring an investment adviser.

Because violations of the Rule can potentially result in substantial legal and monetary sanctions for the Firm and/or its related persons, Gratry & Company's practice is to restrict, monitor and require prior approval of any political contributions to government officials.

●	Jerome Gratry, will determine who is deemed to be a "covered associate" of the firm, each such person will be promptly informed of his or her status as a covered associate;
●
Jerome Gratry, will obtain appropriate information from new employees (or employees promoted or otherwise transferred into positions) deemed to be covered associates, regarding any political contributions made within the preceding two years (from the date s/he becomes a covered associate) this information will be maintained on the firm's political contributions log;

●	On at least an annual basis, Jerome Gratry, or other designee, will require covered associates to confirm that such person(s) have reported any and all political contributions.

Pre-Clearance Required by Covered Associates for Political Contributions

No covered associate shall make a political contribution without prior written approval of Jerome Gratry who has been provided with full details of the proposed contribution. Such information will be reported to the CCO utilizing Gratry & Company's Political Contribution Pre-Approval Form; approval or denial of such request will also be documented on this Form.

Note that while the Pay-to-Play rule permits de minimis contributions to be made without triggering a timeout period, Gratry & Company requires covered associates to obtain pre-clearance of such contributions to ensure that the Firm has complete and accurate records regarding political contributions made by its covered associates.

In addition, employees deemed to be covered associates are required to obtain

6/4/2013 to Current

Pre-Clearance

Gratry & Company has instituted a policy whereby supervised persons are prohibited from purchasing any reportable securities for a covered account unless pre-clearance for each such transaction is granted by the CCO or other designee. Any questions whatsoever regarding this policy should be directed to either the CCO. A(n) supervised person is permitted, without obtaining pre- clearance, to purchase or sell any exempt (non-reportable)  security. Employees are permitted to group transactions with client transactions for the purposes of average price and fair allocation.

A(n) supervised person may, directly or indirectly, dispose of beneficial ownership of such reportable securities only if: (i) such purchase or sale has been approved by the CCO, Jerome Gratry or Gregory Tropf; (ii) the approved transaction is completed by the close of business on the following trading day such approval is granted; and (iii) the designated supervisory person has not rescinded such approval prior to execution of the transaction. Post-approval is not permitted.

Clearance for such transactions must be obtained by completing and signing the Pre-clearance Form provided for that purpose by Jerome Gratry. Jerome Gratry or other designee monitors all transactions by all supervised persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running.

Advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

6/4/2013 to Current

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Gratry & Company to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and Gratry & Company may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Gratry & Company and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify Jerome Gratry immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Gratry & Company), while in the possession of material, nonpublic information, nor may any personnel of Gratry & Company communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to Jerome Gratry.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Gratry & Company's securities recommendations  and client securities holdings and transactions.

2. What is Non-public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Gratry & Company (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

●	Report the information and proposed trade immediately to Jerome Gratry.
●	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.
●	Do not communicate the information inside or outside the Firm, other than to Jerome Gratry.
●	After Jerome Gratry has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with Jerome Gratry before taking any action.  This high degree of caution will protect you, our clients, and the Firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Gratry & Company or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Gratry & Company must make a judgment as to its further conduct. To protect yourself, our clients and the Firm, you should contact Jerome Gratry immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate  percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Gratry & Company and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch  Lists

Although Gratry & Company does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.

Jerome Gratry may place certain securities on a “restricted list.” the restricted list is maintained for associated persons review on the Compliance Guardian web site under "Restricted List". Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. Jerome Gratry shall take steps to immediately inform all supervised persons of the securities listed on the restricted list.

Jerome Gratry may place certain securities on a “watch list.” Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the

6/4/2013 to Current

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of Gratry & Company, the Firm gains access to non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Gratry & Company to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to Gratry & Company's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding Gratry & Company's clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and the client's direction. Gratry & Company does not share Confidential Client Information with any third parties, except in the following circumstances:

●
As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. Gratry & Company will require that any financial intermediary, agent or other service provider utilized by Gratry & Company (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Gratry & Company only for the performance of the specific service requested by Gratry & Company;

●
As required by regulatory authorities or law enforcement officials who have jurisdiction over Gratry & Company, or as otherwise required by any applicable law. In the event Gratry & Company is compelled to disclose Confidential Client Information, the Firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Gratry & Company shall disclose only such information, and only in such detail, as is legally required;

●	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with Gratry & Company, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the Gratry & Company's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Gratry & Company, must return all such documents to Gratry & Company. Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

6/4/2013 to Current

Security Of Confidential Personal Information

Gratry & Company enforces the following policies and procedures to protect the security of Confidential Client Information:

●	The Firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide Gratry & Company's services to clients;
●
Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

●	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;
●
Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, Gratry & Company and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S- P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S- P Gratry & Company has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

Jerome Gratry is responsible for reviewing, maintaining and enforcing Gratry & Company's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these

6/4/2013 to Current

Records

Jerome Gratry shall maintain and cause to be maintained in a readily accessible place the following records:

●	A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
●
A record of any violation of Gratry & Company's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

●
A record of all written acknowledgements  of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Gratry & Company;

●	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
●	A list of all persons who are, or within the preceding five years have been, access persons;
●
A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

6/4/2013 to Current

Reporting Violations and Sanctions

All supervised persons shall promptly report to Jerome Gratry or, provided the CCO also receives such reports, to such other individual(s) designated in this Code of Ethics, all apparent or potential violations of the Code.  Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

Jerome Gratry shall promptly report to senior management all apparent material violations of the Code.  When Jerome Gratry finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.  Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

6/4/2013 to Current

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer’s share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and will not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated  information also creates a risk that the firm may trade on inside information which was leaked in violation of the law.

General Policy

It is Gratry & Company's policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No supervised person of Gratry & Company shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated  rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications  issued from Gratry & Company should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the firm’s records.

These guidelines apply equally to written communications,  including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a supervised person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the Chief Compliance Officer or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated.  A statement is not a rumor if it is clearly an expression of opinion, such as an analyst’s view of a company’s prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated?  In the context of this policy, a rumor is unsubstantiated  when it is:

●	not published by widely circulated public media, or
●	the source is not identified in writing, and
●	there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or
●	there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated?  Rumors may be discussed legitimately within the confines of the firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

●	as set forth in these procedures,
●	when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the firm include:

●	when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or
●	discussions among market participants seeking to explain market or trading conditions or one’s views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

●	provides the origin of the information (where possible);
●	gives it no additional credibility or embellishment;
●	makes clear that the information is a rumor; and
●	makes clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, Gratry & Company may seek to uncover the creation and/or dissemination of false or misleading rumors by supervised persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the Chief Compliance Officer may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant  messages. He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant  messages, etc. where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Supervised persons are required to report to the Chief Compliance Officer or a member of senior management when he/she has just cause to suspect that another supervised person of Gratry & Company has deliberately fabricated and

6/4/2013 to Current

Service as an Officer or Director

No supervised person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by Jerome Gratry or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of Gratry & Company's clients. Where board service or an officer position is approved, Gratry & Company shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

6/4/2013 to Current

Short-Term Trading Profits

No supervised person shall profit from the purchase and sale, or sale and purchase, of the same Reportable Security of which such person has beneficial ownership within 30 calendar days. Any prohibited short-term profits are subject to disgorgement. This prohibition does not, however, apply to trades within Automatic Investment Plans that have been pre-approved in writing by the Chief Compliance Officer or other designee.

Redemption fee. Our firm does not permit our investment adviser representatives to redeem a redeemable security issued by the fund within seven calendar days after the security was purchased, unless it complies with the following requirements:

Board determination. The fund's board of directors, including a majority of directors who are not interested persons of the fund, must either:

1.
Approve a redemption fee, in an amount (but no more than two percent of the value of shares redeemed) and on shares redeemed within a time period (but no less than seven calendar days), that in its judgment is necessary or appropriate to recoup for the fund the costs it may incur as a result of those redemptions or to otherwise eliminate or reduce so far as practicable any dilution of the value of the outstanding securities issued by the fund, the proceeds of which fee will be retained by the fund; or

2.	Determine that imposition of a redemption fee is either not necessary or not appropriate.

Shareholder information. Our firm will enter into a shareholder agreement with Foreside Fund Services, LLC and will not permit clients to purchase share of the fund through nominee names on behalf of other individuals  For purposesof this paragraph, "purchasing" does not include the automatic reinvestment of dividends.

6/4/2013 to Current

Social Media

Social media and/or methods of publishing opinions or commentary electronically is a dynamic method of mass communication.  "Social media" is an umbrella term that encompasses various activities that integrate technology, social interaction and content creation. Social media may use many technologies, including, but not limited to, blogs, microblogs, wikis, photos and video sharing, podcasts, social networking, and virtual worlds. The terms "social media," "social media sites," "sites," and "social networking sites" are used interchangeably  herein.

The proliferation of such electronic means of communication  presents new and ever changing regulatory risks for our Firm. It is important to remember that many forms of social media are also considered "advertising" or client generated correspondence.  As a SEC Registered Investment Adviser Firm, use of social media by the firm, associated persons and/or related persons of Gratry
& Company must comply with applicable provisions of the federal securities laws, including, but not limited to the anti-fraud, compliance and record keeping provisions.

For example, business or client related comments or posts made through social media may breach applicable privacy laws or be considered "advertising" under applicable regulations triggering content restrictions and special disclosure and recordkeeping requirements. Employees should be aware that the use of social media for personal purposes may also have implications for our Firm, particularly where the employee is identified as an officer, employee or representative of the firm. Accordingly, Gratry & Company seeks to adopt reasonable policies and procedures to safeguard the Firm and our clients.

General Policy

Gratry & Company requires approved participation for social media. Employees are required to obtain approval prior to establishing a social networking account and/or participating on a pre-existing social media site for business purposes or discussing their role with our firm.

Employee Usage Guidelines, Content Standards and Monitoring

●	Unless otherwise prohibited by federal or state laws, Gratry & Company will require employees provide Jerome Gratry or other designated person with access to such approved social networking accounts.
●	We maintain an advertising log evidencing those sites which have been approved for use.
●	We maintain a database containing approved communications that may be used on social networking sites.
●	Static content posted on social networking sites MUST be pre- approved by Jerome Gratry or his designee.
●	Static content will expire after 36 months and require re-review and approval by the CCO or his designee.
●	Certain social media must be sent to Foreside Fund Services, LLC, our affiliated broker-dealer for prior review and approval.
●	Employees are prohibited from:
❍
posting any misleading statements; any information about our Firm's clients, investment recommendations (including past specific recommendations),  investment strategies, products and/or services offered by our firm; or trading activities;

❍	soliciting comments or postings regarding Gratry & Company that could be construed as testimonials;

❍	soliciting client recommendations on LinkedIn; employees are prohibited from publicly posting a client's recommendation to their LinkedIn profile;
❍	employees cannot link from a personal blog or social networking site to Gratry & Company's internal or external website.

Use of Personal Sites

Gratry & Company prohibits employees from creating or maintaining any individual blogs or network pages on behalf of the Firm or for which they discuss

6/4/2013 to Current

Standards of Business Conduct

Gratry & Company places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.  Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Gratry & Company's supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family and/or household or those individuals supported by an associated person.

Section 206 of the Advisers Act makes it unlawful for Gratry & Company or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

6/4/2013 to Current

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Gratry & Company and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all employees of Gratry & Company and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Gratry & Company and its employees owe a fiduciary duty to Gratry & Company's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by Gratry & Company continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both Gratry & Company and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Gratry & Company has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Gratry & Company and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●	The duty to have a reasonable, independent basis for the investment advice provided;
●	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
●	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
●	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Gratry & Company expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Gratry & Company. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Gratry & Company. Gratry & Company's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of Jerome Gratry, the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Gratry & Company.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Gratry & Company in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with Jerome Gratry. Jerome Gratry may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. Gratry & Company will maintain such information on a confidential basis.

6/4/2013 to Current

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual, and their consistent implementation  by all supervised persons of Gratry & Company evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for Gratry & Company, our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm's principal or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the Firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduct

To ensure consistent implementation  of such practices, it is imperative that supervised persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a supervised person or other party) confidentially and without retaliation.

Gratry & Company's Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Supervised persons may report potential misconduct by submitting a 'Report a Violation' form available on the main web portal of this program. By default, the report will be submitted anonymously unless the individual unchecks the box that indicates the sender wishes to remain anonymous. Reports of violations or suspected violations must be reported to Jerome Gratry or, provided the CCO also receives such reports, to other designated members of senior management. Supervised persons may report suspected improper activity by the CCO to the Firm’s other senior management.

Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation  has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The Firm will take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable Gratry & Company to conduct a comprehensive investigation of reported misconduct, supervised persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating  information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the Firm’s policy that no supervised person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. A supervised person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A supervised person who believes s/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s other senior

6/4/2013 to Current

Acknowledgement

Initial Acknowledgement

All supervised persons will be provided with a copy of the Code and must initially acknowledge in writing to Jerome Gratry that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code  through the Compliance Guardian web site.

Annual Acknowledgement

All supervised persons must annually acknowledge in writing, through the attestation on the Initial and Annual Employee Questionnaire, to Jerome Gratry that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact Jerome Gratry regarding any inquiries pertaining to the Code or the policies established herein.

Gratry & Company
Code of Ethics

I have read and reviewed the entire contents of Gratry & Company's Code of Ethics and have obtained an interpretation of any provision about which I had a question. I accept responsibility for understanding, complying with and when appropriate, seeking guidance regarding the Code.

I will report violations of the Code, laws or other Gratry & Company's policies of which I am aware or that I suspect have taken place. I understand that I am required to cooperate fully with the Securities and Exchange Commission in any investigation of violations. I understand that my failure to comply with the Code or other policies or procedures may result in disciplinary action, up to and including termination.

Finally, I will abide by all provisions of non-disclosure of client privileged information and will report any breaches to the Chief Compliance Officer.

Signed by

Date

Printed Name

Electronic Signature:

Date:

GRATRY & COMPANY, LLC 2013 GIFTS and ENTERTAINMENT LOG

NAME:
Date Gift Reported:
Date Gift exchange/receipt occurred:
Was the gift given or received?
Name of outside party (i.e. client name, vendor name, etc):
Value of gift (note if approx or exact):
Brief Description of gift:
Approved/Rejected:

See Section 5 of the Gratry & Company Code of Ethics for rules/limitations pertaining to gifts and entertainment.